CONSULTING  AGREEMENT


This Consulting Agreement (the "Agreement"), effective as of January 24, 2000 is entered into by and between Omni Nutraceuticals, Inc., a Utah corporation
(herein referred to as the "Company") and LIVIAKIS FINANCIAL COMMUNICATIONS, INC., a California corporation (herein referred to as the "Consultant").

                                    RECITALS:

WHEREAS, Company is a publicly held corporation with its common stock traded on Nasdaq NMS; and

WHEREAS, Consultant has experience in investor communications and financial and investor public relations; and

WHEREAS, Company desires to engage the services of Consultant to assist, consult and represent the Company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.     Term  of  Consultancy.  Company hereby agrees to retain the Consultant to
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act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company commencing immediately and ending on the second anniversary of the date hereof ("Termination Date"). Company may terminate Consultant's services prior to the Termination Date at any time following 30 days written notice of termination to Consultant ("Company's Early Termination Date"), subject to the Remuneration provisions of Section 4 herein. Consultant may terminate the provision of services at any time following the first anniversary of the effective date hereof following 30 days written notice of termination to Company ("Consultant's Early Termination Date"), subject to the remuneration provision of Section 4 herein.

2.     Duties  of  Consultant.  The  Consultant  agrees  that  it will generally
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provide  the  following  specified  consulting services through its officers and employees  during  the  term  specified  in  Section  1.:

(a) Advise and assist the Company in developing and implementing appropriate plans and materials for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;

(b)     Introduce  the  Company  to  the  financial  community;

(c) With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans, strategy and personnel, as they may evolve during such period, and advise and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

(d) Assist and advise the Company with respect to its (i) stockholder and investor relations, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations generally;

(e) Perform the functions generally assigned to investor/stockholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the Consultant by the Company); preparing press releases for the Company with the Company's involvement and approval or reviewing press releases, reports and other communications with or to shareholders, the investment community and the general public; advising with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;

(f) Upon the Company's approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

(g) Upon the Company's approval, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to advise them of the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

(h) At the Company's request, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the investment community implications thereof; and,

(i) Otherwise perform as the Company's financial relations and public relations consultant.

3.     Allocation  of  Time  and  Energies.  The  Consultant  hereby promises to
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perform  and  discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and investor public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations.
Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner. The parties acknowledge and agree that a disproportionately large amount of the effort to be expended and the costs to be incurred by the Consultant and the benefits to be received by the Company are expected to occur within or shortly after the first two months of the effectiveness of this Agreement. It is explicitly understood that Consultant's performance of its duties hereunder will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock. It is also understood that the Company is entering into this Agreement with Liviakis Financial Communications, Inc. ("LFC"), a corporation and not any individual member of LFC, and, as such, Consultant will not be deemed to have breached this Agreement if any member, officer or director of LFC leaves the firm or dies or becomes physically unable to perform any meaningful activities during the term of the Agreement, provided the Consultant otherwise performs its obligations under this Agreement.

4.     Remuneration.  As  full  and complete compensation for services described
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in  this  Agreement,  the  Company  shall  compensate  LFC  as  follows:

4.1     (a)  The Shares.  For undertaking this engagement and for other good and
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valuable  consideration,  the  Company  agrees  to  issue  and  deliver  to  the
Consultant one million two hundred thousand (1,200,000) shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock"). The Shares shall be issued and delivered to the Consultant immediately following execution of this Agreement and shall, when issued and delivered to Consultant, be fully paid, non-assessable, and a pre-payment for the provision of services In accordance herewith.

     (b)  Non-returnable,  Non-apportionable Portion of the Shares.  The Company
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understands and agrees that Consultant has foregone significant opportunities to accept this engagement and that the Company derives substantial benefit from the execution of this Agreement and the ability to announce its relationship with Consultant. Accordingly, eight hundred thousand (800,000) shares of the Shares shall constitute payment for Consultant's agreement to consult to the Company and are a nonrefundable, non-apportionable, and non-ratable retainer. If the Company decides to terminate this Agreement prior to the Termination Date for any reason whatsoever, it is agreed and understood that Consultant will not be requested or demanded by the Company to return any of the 800,000 shares.

     (c)  Pro-ratable  Portion  of the Shares.  Four hundred thousand  (400,000)
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shares  of  the  Shares  shall  constitute  payment for Consultant's agreeing to continue to consult the Company during the second year of the term and are a retainer which is apportionable and pro-ratable to a limited extent, as follows:
If at any time during the second year of the Agreement, Company gives Consultant a properly noticed Company's Early Termination Date, Consultant shall return to Company the proportionate amount of the 400,000 shares that corresponds to the period remaining of the second year after the noticed Company's Early Termination Date, except that, if less than 90 days remain of the second year at the time the Company gives Consultant the notice of Early Termination, Consultant may retain the entirety of the Shares. If at any time during the second year, Consultant elects an Early Termination Date, Consultant shall return to the Company the proportionate amount of the 400,000 shares that corresponds to the portion of the second year remaining following the properly noticed Consultant's Early Termination Date.

     (d) The Shares issued pursuant to this Agreement shall be issued in the name of Liviakis Financial Communications, Inc. and shall not be transferable until the earlier to occur of (i) the second anniversary of the effective date hereof or (ii) the Company's Early Termination Date or (iii) the Consultant's Early Termination Date.

4.2 Upon issuance of the Shares, Company shall cause to be issued a certificate representing the required number of Shares and a written opinion of counsel for the Company stating that said Shares are validly issued, fully paid and non-assessable and that the issuance of them to Consultant has been duly authorized by the Company. Company warrants that all the Shares issued to Consultant pursuant to this Agreement shall have been validly issued, fully paid and non-assessable and that the issuance of them to Consultant shall have been duly authorized by the Company's board of directors.

4.3 Consultant acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act") and accordingly are "restricted securities" within the meaning of Rule 144 of the Act. As such, the Shares may not be resold or transferred unless the Company has received an opinion of its counsel reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of the Act.

4.4 In connection with the acquisition of Shares hereunder, the Consultant represents and warrants to the Company as follows:

(a) Consultant acknowledges that the Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Shares, and any additional information which the Consultant has requested.

(b) Consultant's investment in restricted securities is reasonable in relation to the Consultant's net worth, which is in excess of ten (10) times the Consultant's cost basis in the Shares. Consultant has had experience in investments in restricted and publicly traded securities, and Consultant has had experience in investments in speculative securities and other investments which involve the risk of loss of investment. Consultant acknowledges that an investment in the Shares is speculative and involves the risk of loss. Consultant has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Consultant can afford the risk of loss of his entire investment in the Shares. Consultant is (i) an accredited investor, as that term is defined in Regulation D promulgated under the Act, and (ii) a purchaser described in Section 25102 (f)
(2)  of  the  California  Corporate  Securities  Law  of  1968,  as  amended.

(c) Consultant is acquiring the Shares for the Consultant's own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

5.     Financing  "Finder's Fee".  It is understood that in the event Consultant
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introduces  Company,  or  its  nominees,  to  a  lender or equity purchaser, not already having a preexisting relationship with the Company, with whom Company, or its nominees, ultimately finances or causes the completion of such financing, Company agrees to compensate Consultant for such services with a "finder's fee" in the amount of 2.5% of total gross funding provided by such lender or equity purchaser, such fee to be payable in cash. This 2.5% will be in addition to any fees payable by Company to any other intermediary, if any, which shall be the subject of separate agreements negotiated between Company and such other intermediary. It is also understood that in the event Consultant introduces Company, or its nominees, to an acquisition candidate, either directly or indirectly through another intermediary, not already having a preexisting relationship with the Company, which Company, or its nominees, ultimately acquires or causes the completion of such acquisition, Company agrees to compensate Consultant for such services with a "finder's fee" in the amount of 2% of total gross consideration provided by such acquisition, such fee to be payable in cash. This 2% will be in addition to any fees payable by Company to any other intermediary, if any, which shall be the subject of separate agreements negotiated between Company and such other intermediary. It is specifically understood that Consultant is not and does not hold itself out be a Broker/Dealer, but is rather merely a "Finder" in reference to the Company procuring financing sources and acquisition candidates.

5.1 It is further understood that Company, and not Consultant, is responsible to perform any and all due diligence on such lender, equity purchaser or acquisition candidate introduced to it by Consultant under this Agreement, prior to Company receiving funds or closing on any acquisition. However, Consultant will not introduce any parties to Company about which Consultant has any prior knowledge of questionable, unethical or illicit activities.

5.2 Company agrees that said compensation to Consultant shall be paid in full at the time said financing or acquisition is closed, such compensation to be transferred by Company to Consultant within seven (7) business days of the execution of the financing of acquisition closing document. Payment of said compensation, will be a condition precedent to the closing of such financing or acquisition, and Company shall execute any and all documents necessary to effect said compensation.

5.3 As further consideration to Consultant, Company, or its nominees, agrees to pay with respect to any financing or acquisition candidate provided directly or indirectly to the Company by any lender or equity purchaser covered by this
Section 5 during the period of one year from the date of this Agreement, a fee to Consultant equal to that outlined in Section 5 herein.

5.4 Consultant will notify Company of introductions it makes for potential sources of financing or acquisitions in a timely manner (within approximately three (3 ) business days of introduction) via facsimile memo. If Company has a preexisting relationship with such nominee and believes such party should be excluded from this Agreement, then Company will notify Consultant immediately within two (2) business days of Consultant's facsimile to Company of such circumstance via facsimile memo.

6.     Expenses.  Consultant agrees to pay for all its expenses (phone, mailing,
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labor, etc.), other than extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, mass faxing to a sizable percentage of the Company's constituents, investor conference calls, print advertisements in publications, etc.) approved by the Company prior to its incurring an obligation for reimbursement.

7.     Indemnification.  The  Company  warrants  and  represents  that  all oral
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communications,  written  documents  or materials furnished to Consultant by the
Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Consultant's (i) communication or dissemination of information not provided or authorized by the Company or (ii) breach any warranties set forth in this Agreement.

8.     Representations  and  Warranties.  Consultant  represents  that it is not
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required  to  maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant represents, warrants and agrees that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant or any SEC rules or regulations or federal or any state securities laws (collectively, "Securities Laws"). Consultant represents, warrants and agreesthat, to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of any Securities Laws. Consultant further represents, warrants and agrees that it is not a securities Broker Dealer or a registered investment advisor. Company represents, warrants and agrees that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company represents, warrants and agrees that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of any Securities Laws.

9.     Legal  Representation.  The  Company  acknowledges  that  it  has  been
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represented  by  independent legal counsel in the preparation of this Agreement.
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Consultant  represents  that  it  has  consulted  with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

10.     Status  as  Independent Contractor.  Consultant's engagement pursuant to
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this  Agreement  shall  be  as  independent  contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company or the Consultant possess the authority to bind each other in any agreements without the express written consent of the entity to be bound.

11.     Attorneys'  Fees.  If  any  legal  action  or  any  arbitration or other
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proceeding  is  brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

12.     Waiver.  The waiver by either party of a breach of any provision of this
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Agreement  by  the  other party shall not operate or be construed as a waiver of any  subsequent  breach  by  such  other  party.

13.     Notices.  All  notices,  requests,  and  other  communications hereunder
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shall  be  deemed  to  be  duly  given  if  sent  by U.S. mail, postage prepaid, addressed  to  the  other  party  at  the  address  as  set  forth herein below:

     To  the  Company:
                          Omni  Nutraceuticals,  Inc.
                          5310  Beethoven  St.
                          Los  Angeles,  CA  90066
                          Attention:  Chief  Executive  Officer

     To  the  Consultant:

                          Liviakis  Financial  Communications,  Inc.
                          John  M.  Liviakis,  President
                          495  Miller  Avenue
                          Mill  Valley,  CA  94941

     With  a  copy  to:
                          Hasse  Molesky  Law  Offices
                          Lizbeth  Hasse
                          530  Jackson  Street,  3rd  Floor
                          San  Francisco,  CA  94133

It is understood that either party may change the address to which notices for it shall be ad-dressed by providing notice of such change to the other party in the manner set forth in this paragraph.

14.     Choice of Law, Jurisdiction and Venue.  This Agreement shall be governed
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by,  construed  and  enforced  in  accordance  with  the  laws  of  the State of
California. The parties agree that San Francisco County, CA will be the venue of any dispute and the state and federal courts of competent jurisdiction sitting in such County will have jurisdiction over all parties, subject to the Arbitration Clause of Section 15 of this Agreement.

15.     Arbitration.  Any  controversy  or  claim  arising out of or relating to
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this  Agreement,  or  the  alleged  breach  thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in California, in accordance with the applicable rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction as provided by Paragraph 14 herein. The provisions of Title 9 of Part 3 of the California Code of Civil Procedure, including section 1283.05, and successor statutes, permitting expanded discovery proceedings shall be applicable to all disputes that are arbitrated under this paragraph.

16.     Complete Agreement.  This Agreement contains the entire agreement of the
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parties relating to the subject matter hereof.  This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first above written by their representatives, thereunto duly authorized.

"Company"     OMNI  NUTRACEUTICALS,  INC.
          By:  /s/ Klee Irwin
          Name  and  Title:  Klee Irwin, President


"Consultant"  LIVIAKIS  FINANCIAL  COMMUNICATIONS,  INC.
          By:  /s/ John M. Liviakis
          John  M.  Liviakis,  President